SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1 through 4, 6 and 8 through 12 are not applicable and are omitted from this report.

Item 5. Other

            The information in this Item 5 is being filed pursuant to Item 11 of Form 8-K, “Temporary Suspension of Trading under Registrant’s Employee Benefit Plan” as directed by the Securities and Exchange Commission in Release No. 34-47225.

            On July 25, 2003, ResCare sent a notice to its directors and executive officers of a blackout period in its Retirement Savings Plan. The blackout is due to a change of the recordkeeper of the plan by the plan trustee/custodian U.S. Bank. The blackout is expected to begin at 3:00 p.m. CDT on August 20, 2003 and end at 8:00 a.m. CDT on August 27, 2003. ResCare was notified of the blackout period on or about July 14, 2003. A copy of the notice sent to the directors and executive officers is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable
(b)	Pro Forma Financial Information
Not applicable
(c)	Exhibits.
The following exhibit is filed with the Report on Form 8-K:

REGULATION S-K
EXHIBIT NUMBERS	EXHIBIT

99.1	Notice of Temporary Suspension of Trading Under
Registrant’s Employee Benefit Plan.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: July 25, 2003	By	/s/ Ronald G. Geary
Ronald G. Geary
Chairman, CEO and President